Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Michael L. Paxton
Vice President, Chief Financial Officer
(972) 301-3658

INTRUSION INC.  ANNOUNCES
FIRST QUARTER RESULTS

Richardson, Texas — April 22, 2003 — Intrusion Inc. (NASDAQ: INTZ), (“Intrusion”) today announced financial results for the three months ended March 31, 2003.

Revenue was $1.5 million for the first quarter of 2003 compared to $1.5 million for the fourth quarter 2002 and $2.5 million for the first quarter 2002.

Intrusion’s loss from continuing operations for the three months ended March 31, 2003 was $2.8 million, or $0.13 per share, compared to a loss from continuing operations for the three months ended December 31, 2002 of $7.7 million, or $0.37 per share, and a net loss from continuing operations of $5.8 million, or $0.28  per share, for the three months ended March 31, 2002.

Excluding amortization and write-offs of intangibles, Intrusion’s loss from continuing operations for the three months ended March 31, 2003 was $2.8 million, or $0.13 per share, compared to a loss from continuing operations for the three months ended December 31, 2002 of $4.5 million, or $0.22 per share, and a net loss from continuing operations of $5.6 million, or $0.27 per share, for the three months ended March 31, 2002.

As of March 31, 2002, Intrusion reported cash, cash equivalents and investments of $8.2 million, working capital of $8.3 million and no debt.  Cash burn rate in the first quarter was $2.5 million.

“The economic conditions in the first quarter continued to be very difficult,” stated Ward Paxton, President and CEO of Intrusion.  “Because of our performance in the first quarter, we have cut additional expenses in the second quarter.”

“We believe that our SecureNet Network Intrusion Detection System which received Common Criteria Certification in December, 2002 is still the only network intrusion detection product that is currently so certified and we have already received our first orders for the product,” Paxton continued.  “We continued to add many new features and improved performance capabilities to our two primary product lines, SecureNet Network Intrusion Detection, and PDS Security Appliances for Check Point’s  VPN and firewall software,” Paxton concluded.

Intrusion’s management will host its regularly scheduled quarterly conference call to discuss the Company’s financial and operational progress at 4:00 P.M., CDT today.  Interested investors can access the call at 1-800-399-2043 (if outside the United States, 1-706-634-5518).  For those unable to participate in the live conference call, a replay will be accessible beginning today at 7:00 P.M., CDT until May 6, 2003 by calling 1-800-642-1687 (if outside the United States, 1-706-645-9291).  At the replay prompt, enter conference identification number 9746600.  Additionally, a live and archived audio webcast of the conference call will be available at www.intrusion.com.

About Intrusion Inc.

Intrusion Inc. is a leading global provider of enterprise security solutions for the information-driven economy.  Intrusion’s suite of security products help businesses protect critical information assets by quickly detecting, analyzing and responding to network- and host-based attacks.  The Company’s products include intrusion detection systems, and modular, scalable “Secured by Check Point” VPN security appliances for Check Point Software Technologies’ (NASDAQ: CHKP) market-leading VPN-1/FireWall-1.  For more information, please visit www.intrusion.com.

This release, other than historical information, may include forward-looking statements regarding future events or the future financial performance of the Company.  These statements are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, including but not limited to the following: the difficulties in forecasting future sales caused by current economic and market conditions, the effect of military actions on government and corporate spending on information security products, the impact of our cost reduction programs and our refocused product line, the difficulties and uncertainties in successfully developing and introducing new products, our ability to continue to meet operating expenses through current cash flow or additional financings, the continuance and strength of our relationship with Check Point, the highly competitive market for the Company’s products, difficulties in accurately estimating market growth, the consolidation of the information security industry, the impact of changing economic conditions, business conditions in the information security industry, our ability to manage acquisitions effectively, our ability to manage discontinued operations effectively, the impact of market peers and their products as well as risks concerning future technology and others identified in the Company’s Annual Report on Form 10-K and other Securities and Exchange Commission filings. These filings can be obtained by contacting Intrusion Investor Relations.

This release discloses various non-GAAP financial measures (as defined by SEC Regulation G), including loss from continued operations excluding amortization and write-offs of intangibles.  The Company’s management believes these measures provide useful information to investors about the Company’s financial condition and results of operations for the period presented by eliminating the effects of one-time and other transactions that can distort underlying operational results in order to provide greater comparability of the Company’s quarterly financial performance on a year-to-year basis.  The most directly comparable GAAP financial measures and a reconciliation of the differences between the GAAP financial measures can be found in the text of this release and the Company’s Condensed Consolidated Statement of Operations attached to this release.

INTRUSION INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands except par value amounts)

	March 31,	December 31,
	2003	2002
	(Unaudited)	(Audited)
ASSETS
Current Assets:
Cash and cash equivalents	$945	$2,898
Short-term investments	7,300	7,825
Accounts receivable, net of allowance for doubtful accounts of $755 in 2003 and $934 in 2002	1,556	2,363
Inventories	1,726	1,411
Other current assets	796	759
Total current assets	12,323	15,256

Property and equipment, net — continuing operations	1,222	1,597
Other assets	87	86
TOTAL ASSETS	$13,632	$16,939
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$2,740	$2,905
Deferred revenue	1,289	1,650
Total current liabilities	4,029	4,555

Stockholders’ Equity:
Preferred stock, $.01 par value:
Authorized shares 5,000; No shares issued and outstanding	—	—
Common stock, $.01 par value:
Authorized shares 80,000
Issued shares — 20,688 in 2003 and 20,686 in 2002 Outstanding shares — 20,648 in 2003 and 20,646 in 2002	207	207
Common stock held in Treasury, at cost: 40 shares	(362)	(362)
Additional paid-in capital	47,371	47,371
Accumulated deficit	(37,385)	(34,604)
Accumulated other comprehensive loss	(228)	(228)
Total stockholders’ equity	9,603	12,384
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$13,632	$16,939

INTRUSION INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

 (In thousands except per share amounts)

(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2003	2002	2002
Revenue	$1,476	$1,461	$2,514
Cost of sales	1,004	1,974	1,709

Gross profit	472	(513)	805

Operating expenses:
Sales and marketing	1,863	2,183	3,902
Research and development	923	1,326	1,879
General and administrative	402	560	709
Amortization of intangibles	—	200	199
Impairment of intangibles	—	3,009	—
Severance costs	126	—	—

Operating loss	(2,842)	(7,791)	(5,884)

Interest income, net	61	70	89
Other income (expense)	—	—	—
Loss before income taxes	(2,781)	(7,721)	(5,795)

Income tax provision	—	—	—
Loss from continuing operations	(2,781)	(7,721)	(5,795)

Gain from discontinued operations, net of tax	—	143	401
Net loss	$(2,781)	$(7,578)	$(5,394)

Loss per share, continuing operations (basic and diluted)	$(0.13)	$(0.37)	$(0.28)

Net loss per share (basic and diluted)	$(0.13)	$(0.37)	$(0.26)

Weighted average shares outstanding
- Basic and Diluted	20,648	20,646	20,632